UNITED STATES
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 23, 2001

Viseon, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	0-27106	41-1767211
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5593 W 78th Street, Minneapolis, Minnesota	55439
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 896-3020

RSI Systems, Inc.
(Former name or former address, if changed since last report.)

Item 1.	Changes in Control of Registrant.

Not Applicable

Item 2.	Acquisition or Disposition of Assets.

Not Applicable

Item 3.	Bankruptcy or Receivership.

Not Applicable

Item 4.	Changes in Registrant’s Certifying Accountant.

Not Applicable

Item 5.	Other Events.

RSI Systems, Inc.’s shareholders have approved the following two proposals at a special meeting held on May 23, 2001: 1) Adopt the Agreement and Plan of Merger (the “Agreement”) by and between RSI Systems, Inc. and Viseon, Inc., a Nevada corporation, dated April 9, 2001. 2) Complete the transactions contemplated under the Stock Purchase Agreement, dated as of February 23, 2001, between RSI Systems, Inc. and Digital Investors, L.L.C.

Pursuant to the shareholder approval of the first proposal, RSI Systems, Inc. was merged with and into Viseon Inc. effective May 29, 2001. (See attached press release).

Item 6.	Resignations of Registrant’s Directors.

Not Applicable

Item 7.	Financial Statements and Exhibits.

Exhibit 1 Press release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viseon, Inc.

By: /s/ James D. Hanzlik
James D. Hanzlik
Its: Chief Financial Officer

Dated: May 30, 2001